As filed with the Securities and Exchange Commission on June 29, 2023

Registration No. 333-260109

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3 to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

STRAN & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	7311	04-3297200
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Heritage Drive, Suite 600

Quincy, MA 02171

800-833-3309

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Shape

Chief Executive Officer

2 Heritage Drive, Suite 600

Quincy, MA 02171

617-501-7423

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888	Mitchell L. Lampert, Esq. Robinson & Cole LLP 1055 Washington Boulevard Stamford, CT 06901 (203) 462-7559

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF SECURITIES

On October 7, 2021, Stran & Company, Inc. (the “Company”) filed a registration statement on Form S-1 (File No. 333-260109) (the “Registration Statement”). The Registration Statement, as amended on October 22, 2022 by Amendment No. 1, October 29, 2022 by Amendment No. 2, November 4, 2021 by Amendment No. 3, and November 8, 2021 by Amendment No. 4, was originally declared effective by the Securities and Exchange Commission (the “SEC”) on November 8, 2021. The Registration Statement was further amended on May 9, 2022 by Post-Effective Amendment No. 1 and on June 10, 2022 by Post-Effective Amendment No. 2 and declared effective by the SEC on June 16, 2022. The Registration Statement, as amended, registered the issuance by the Company of up to 4,478,134 shares of common stock, $0.0001 par value per share (the “Common Stock”), upon the exercise of warrants to purchase 4,478,134 shares of Common Stock. As disclosed in the Registration Statement, the Company was contractually obligated to file and maintain the Registration Statement.

The Company has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment No. 3 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold or otherwise unissued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on June 29, 2023.

STRAN & COMPANY, INC.

/s/ Andrew Shape
Name: Andrew Shape
Title: Chief Executive Officer and President
(Principal Executive Officer)

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